EXHIBIT 4.2

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.16 OF THE MORTGAGE HEREINAFTER REFERRED TO, THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS BOND IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PACIFICORP

[•]% Series Due 20[•]
(A Series of First Mortgage Bonds)

No.	US $
Date:	Cusip:

PACIFICORP, an Oregon corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on [•], at the office or agency of the Company in the Borough of Manhattan, The City of New York, the sum of [•] Dollars ($[•]), in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon from the [•] or [•] next preceding the date hereof, or if no interest has been paid on the bonds of this series, from [•], at the rate of [•] per centum ([•]%) per annum, in like coin or currency at such office or agency on [•] and [•] in each year (each, an "Interest Payment Date"), commencing [•], until the principal of this bond shall have been paid or duly provided for; provided that the interest so payable on any Interest Payment Date will, subject to certain exceptions set out in the [•] Supplemental Indenture (hereinafter mentioned), be paid to the person in whose name this bond (or any bond previously Outstanding in transfer or exchange for which this bond was issued) is registered on the Record Date next preceding such Interest Payment Date; provided, however, that interest payable upon maturity or earlier redemption will be payable to the person to whom principal is payable. So long as this bond remains in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date, and, if this bond is not in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the 15th calendar day of the month immediately preceding the month of the Interest Payment Date (whether or not a Business Day).

"Business Day" means, for purposes of the preceding two paragraphs, a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

1. This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, [•]% Series Due 20[•] to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the [•] Supplemental Indenture dated as of [•], the "Mortgage"), dated as of January 9, 1989 executed by the Company to Morgan Guaranty Trust Company of New York, as trustee (The Bank of New York Mellon Trust Company, N.A., as successor). Reference is made to the Mortgage for a description of the property mortgaged, and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definitions of certain terms hereinafter used.

With the consent of the Company and to the extent permitted by and in the manner provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of bonds then Outstanding under the Mortgage, all voting as a single class or, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per centum (60%) principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall, without the consent of the holder hereof, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of and lien ranking equal or prior to the Lien of the Mortgage or deprive the bolder of the benefit of a lien on the Mortgaged and Pledged Property or reduce the percentage vote required to effect such modifications or alterations.

The Company has reserved the right, without any consent or other action by holders of bonds of the Ninth Series known as First Mortgage and Collateral Trust Bonds, Secured Medium-Term Notes, Series F, or any other series of bonds subsequently created under the Mortgage (including the bonds of this series), to amend the Mortgage in order to except from the Lien of the Mortgage allowances allocated to steam-electric generating plants owned by the Company, or in which the Company, or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990 as now in effect or as hereafter supplemented or amended.

2. The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

3. The bonds of this series are redeemable, in whole or in part, at any time and at the Company's option. Prior to [•], 20[•], the redemption price shall be equal to (A) the greater of: (i) one hundred per centum (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the bonds of this series matured on the par call date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus [•] basis points, as calculated by an Independent Investment Banker; plus (B) accrued and unpaid interest thereon to the date on which such bonds are to be redeemed (the "Redemption Date"). At any time on or after [•], the redemption price shall be equal to one hundred percent (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the bonds of this series or portions thereof called for redemption.

For purposes of this Section 3:

"Business Day" means a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series (assuming, for this purpose, that the bonds of this series matured on the par call date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).

"Comparable Treasury Price" means, with respect to any Redemption Date, the Reference Treasury Dealer Quotation for such Redemption Date.

"Independent Investment Banker" means an investment banking institution of international standing appointed by the Company.

"Reference Treasury Dealer" means a primary U.S. government securities dealer in New York City appointed by the Company.

"Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

"Treasury Rate" means, as of a given Redemption Date, the rate per annum equal to the semi-annual equivalent or interpolated (on a daycount basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Company shall give the Trustee notice of the redemption price for any redemption occurring prior to the par call date immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

4. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustee may deem and treat the person in whose name this bond is registered as the holder and the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

5. In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

6. As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any designation of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

7. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., a national banking association, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

[Signature page follows]

IN WITNESS WHEREOF, PacifiCorp has caused this bond to be signed in its corporate name by its Chairman of the Board, President and Chief Executive Officer, or one of its Vice Presidents, by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary, or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

PACIFICORP

Dated: [•]	___________________________________
Name:
Title:

[SEAL]

Attest: ___________________________________
Name:
Title:

TRUSTEE’S AUTHENTICATION CERTIFICATE This bond is one of the bonds of the series herein designated described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

___________________________________
Authorized Signatory